January 30, 1997


                         Consent of Independent Auditors



We consent to the use of our reports dated January 19, 1996, February 2, 1996 and May 30, 1996, with respect to the financial statements of Wolpin Broadcasting Company in the 8-K/A of Children's Broadcasting Corporation.


                                          Very truly yours,

                                          KLEIMAN, CARNEY & GREENBAUM

                                          /s/ Mark Carney
                                          MARK CARNEY
                                          Certified Public Accountant

Farmington Hills, Michigan
January 30, 1997